UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 23, 2016

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.    Entry into a Material Definitive Agreement

On January 23, 2016, Inuvo, Inc. (the “Company”) entered into Amendment #11 to Yahoo! Publisher Network Contract #1-19868214 (the “Amendment”) with Yahoo! Inc. and Yahoo! EMEA Limited (together, “Yahoo”). The Company and Yahoo! are in the process of negotiating the renewal of the Yahoo! Publisher Network Contract #1-19868214, as amended, between the Company and Yahoo! (the "Contract"). The Contract had an end date of April 24, 2016 and the Amendment extends the term of the Contract until July 24, 2016. The Amendment has a stated effective date of January 15, 2016.

The foregoing description is a summary, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, a copy of which will be attached as an exhibit to Inuvo, Inc.’s Annual Report on Form 10-K for fiscal year of 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: January 28, 2016	By:	/s/ John Pisaris
John Pisaris, General Counsel